Exhibit 99.1

Federated Investors, Inc. Reports Third Quarter 2012 Earnings; Board Declares Cash Dividend Per Share of $1.75 Including $0.24 Quarterly and $1.51 Special Dividend

•	Equity and fixed-income assets increase $4 billion during Q3 2012 to a record $94 billion

•	Assets in strategic-value dividend strategies increase $3.6 billion for YTD 2012 to $13.8 billion
(PITTSBURGH, Pa., Oct. 25, 2012) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.54 for the quarter ended Sept. 30, 2012 as compared to $0.37 for the same quarter last year. Net income was $55.8 million for Q3 2012 compared to $38.3 million for Q3 2011. Federated's Q3 2012 financial results include the recognition of insurance proceeds, which reduced pre-tax operating expenses by $17.3 million and increased EPS by $0.11 per share, after tax. Federated reported YTD 2012 EPS of $1.33 compared to $1.09 for the same period in 2011 and net income of $138.5 million compared to $114.0 million for the same period last year.
Federated's total managed assets were $364.1 billion at Sept. 30, 2012, up $12.4 billion or 4 percent from $351.7 billion at Sept. 30, 2011 and up $8.2 billion or 2 percent from $355.9 billion reported at June 30, 2012. Average managed assets for Q3 2012 were $360.9 billion, up $12.1 billion or 3 percent from $348.8 billion reported for Q3 2011 and up $0.3 billion from $360.6 billion reported for Q2 2012. Net sales of equity and fixed-income funds and separate accounts were $1.9 billion for Q3 2012.
"Federated continued to see client demand for our dividend-paying equity portfolios with more than $2.5 billion in net sales in those products in the first nine months of the year," said J. Christopher Donahue, president and chief executive officer. "On the international side, Federated made significant moves to grow our global profile by hiring an executive to lead our new Asia Pacific initiative and expanding our European distribution capabilities through an agreement with Bury Street Capital, a successful European distribution firm based in London."
Federated's board of directors declared a dividend of $1.75 per share. The dividend, which will be paid from Federated's existing cash balance, is considered an ordinary dividend for tax purposes and consists of a $0.24 quarterly dividend and a $1.51 special dividend. The dividend is payable on Nov. 15, 2012 to shareholders of record as of Nov. 8, 2012. The special dividend is expected to decrease EPS for Q4 2012 by approximately $0.04 and for full-year 2012 by approximately $0.02 due to the application of the two-class method of calculating EPS. During Q3 2012, Federated purchased 152,244 shares of Federated class B common stock for $3.0 million.
"The payment of the November special dividend returns cash to shareholders and is a recognition that Federated's business mix of equity, fixed-income and money market strategies allows the company to continue to succeed in challenging markets," said Thomas R. Donahue, chief financial officer.
Federated's equity assets were $35.4 billion at Sept. 30, 2012, up $7.4 billion or 26 percent from $28.0 billion at Sept. 30, 2011 and up $2.2 billion or 7 percent from $33.2 billion at June 30, 2012. Top-selling equity funds during Q3 2012 on a net basis were Federated Strategic Value Dividend Fund, Federated International Strategic Value Dividend Fund, Federated Capital Income Fund, Federated Managed Volatility Fund II and Federated Clover Small Value Fund.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q3 2012 Earnings	Page 2 of 11

Federated's fixed-income assets were a record $51.4 billion at Sept. 30, 2012, up $8.5 billion or 20 percent from $42.9 billion at Sept. 30, 2011 and up $2.4 billion or 5 percent from $49.0 billion at June 30, 2012. Fixed-income assets in liquidation portfolios were $7.7 billion at Sept. 30, 2012. Fixed-income sales were driven by strong net flows into Federated Institutional High Yield Bond Fund, Federated's Capital Preservation Fund, Federated Municipal Ultrashort Fund, Federated Short-Intermediate Duration Municipal Trust and Federated Strategic Income Fund.
Money market assets in both funds and separate accounts were $269.6 billion at Sept. 30, 2012, down $2.1 billion or 1 percent from $271.7 billion at Sept. 30, 2011 and up $4.1 billion or 2 percent from $265.5 billion at June 30, 2012. Money market mutual fund assets were $244.8 billion at Sept. 30, 2012, down $0.5 billion from $245.3 billion at Sept. 30, 2011 and up $6.2 billion or 3 percent from $238.6 billion at June 30, 2012. Additionally, Federated announced in July that the commonwealth of Massachusetts had selected the company to manage two pools of assets with more than $9 billion in liquidity and short-term bond assets. Federated is expected to begin managing those assets in early 2013.

Financial Summary
Q3 2012 vs. Q3 2011
Revenue increased by $24.4 million or 11 percent due primarily to a decrease of $19.4 million in voluntary fee waivers related to certain money market funds in order for these funds to maintain positive or zero net yields. The reduction in fee waivers was primarily the result of improved yields available on securities held by money market funds. In addition, revenue increased due to an increase in average fixed-income and equity assets. See additional information about voluntary fee waivers in the table at the end of this financial summary.
During Q3 2012, Federated derived 52 percent of its revenue from equity and fixed-income assets (31 percent from equity assets and 21 percent from fixed-income assets), 47 percent from money market assets and 1 percent from other products and services.
Operating expenses increased $1.4 million or 1 percent primarily as a result of an increase in distribution expense related primarily to reduced fee waivers and increased compensation and related expense. These increases were offset by the aforementioned recognition of insurance proceeds recorded as a reduction to professional service fees.
Q3 2012 vs. Q2 2012
Revenue increased by $6.3 million or 3 percent primarily due to one additional day in the quarter, an increase in average fixed-income and equity assets and a decrease in the aforementioned voluntary fee waivers due mainly to improved yields available on securities held by money market funds.
Operating expenses decreased by $14.7 million or 9 percent primarily related to the aforementioned recognition of insurance proceeds.
YTD 2012 vs. YTD 2011
Revenue for the first nine months of 2012 increased by $22.2 million, or 3 percent compared to the first nine months of 2011. The increase in revenue was primarily related to an increase in average fixed-income assets and decrease in the aforementioned voluntary fee waivers primarily as a result of improved yields available on securities held by money market funds partially offset by higher average money market fund assets. These revenue increases were partially offset by a decrease due to a change in the mix of average equity assets.

Federated Reports Q3 2012 Earnings	Page 3 of 11

For the first nine months of 2012, Federated derived 52 percent of its revenue from equity and fixed-income assets (31 percent from equity assets and 21 percent from fixed-income assets), 47 percent from money market assets and 1 percent from other products and services.
Operating expenses for the first nine months of 2012 decreased by $11.6 million or 2 percent compared to the same period last year. The decrease primarily reflects lower professional service fees due to the aforementioned recognition of insurance proceeds and nonrecurring legal expenses incurred in Q1 2011. This decrease was partially offset by increases in distribution and compensation and related expenses.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated's activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.
Fee waivers to maintain positive or zero net yields could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, available yields on instruments held by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury and other governmental entities, changes in expenses of the money market funds, changes in the mix of money market customer assets, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.

Money Market Fund Yield Waiver Impact
(in millions)

	Quarter Ended		Change Q3 2011 to Q3 2012	Quarter Ended	Change Q2 2012 to Q3 2012	Nine Months Ended		Change YTD 2011 to YTD 2012
(Decrease)/Increase	Sept. 30, 2012	Sept. 30, 2011		June 30, 2012		Sept. 30, 2012	Sept. 30, 2011
Investment advisory fees	$(41.2)	$(57.2)	$16.0	$(43.0)	$1.8	$(137.2)	$(142.8)	$5.6
Other service fees	(28.3)	(31.7)	3.4	(27.3)	(1.0)	(83.0)	(88.9)	5.9
Total Revenue	$(69.5)	$(88.9)	$19.4	$(70.3)	$0.8	$(220.2)	$(231.7)	$11.5
Distribution expense	(52.9)	(63.2)	10.3	(53.1)	0.2	(163.6)	(170.5)	6.9
Operating income	$(16.6)	$(25.7)	$9.1	$(17.2)	$0.6	$(56.6)	$(61.2)	$4.6
Noncontrolling interest	(0.3)	(2.5)	2.2	0.0	(0.3)	(0.9)	(5.5)	4.6
Pre-tax impact	$(16.3)	$(23.2)	$6.9	$(17.2)	$0.9	$(55.7)	$(55.7)	$0.0
Federated will host an earnings conference call at 9 a.m. Eastern on Oct. 26, 2012. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through Nov. 2, 2012 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 401060.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $364.1 billion in assets as of Sept. 30, 2012. With 136 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 4,700 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 3 percent of money market fund managers in the industry, the top 7 percent of equity fund managers and the top 7 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
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Federated Reports Q3 2012 Earnings	Page 4 of 11

1 Strategic Insight, Aug. 31, 2012. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, product demand and asset flows, growth opportunities, and expected impact of the dividend to EPS, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows or achieve new growth opportunities, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q3 2012 Earnings	Page 5 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2011 to Q3 2012	Quarter Ended	% Change Q2 2012 to Q3 2012
	Sept. 30, 2012	Sept. 30, 2011		June 30, 2012
Revenue
Investment advisory fees, net	$160,306	$139,399	15%	$154,367	4%
Administrative service fees, net	55,879	54,928	2	54,986	2
Other service fees, net	21,421	19,008	13	22,007	(3)
Other, net	862	713	21	772	12
Total Revenue	238,468	214,048	11	232,132	3

Operating Expenses
Compensation and related	65,131	57,930	12	65,215	0
Distribution	64,146	54,440	18	62,328	3
Professional service fees	(7,864)	9,437	(183)	9,932	(179)
Systems and communications	6,532	5,825	12	6,773	(4)
Office and occupancy	6,108	6,202	(2)	6,119	0
Advertising and promotional	3,559	3,887	(8)	3,316	7
Travel and related	2,913	2,809	4	3,336	(13)
Intangible asset related	799	1,263	(37)	822	(3)
Other	7,111	5,244	36	5,271	35
Total Operating Expenses	148,435	147,037	1	163,112	(9)
Operating Income	90,033	67,011	34	69,020	30

Nonoperating Income (Expenses)
Investment income (loss), net	3,706	(1,271)	392	2,272	63
Debt expense	(3,534)	(3,972)	(11)	(3,690)	(4)
Other, net	(29)	(83)	(65)	(128)	(77)
Total Nonoperating Income (Expenses), net	143	(5,326)	103	(1,546)	109
Income before income taxes	90,176	61,685	46	67,474	34
Income tax provision	31,983	23,165	38	24,401	31
Net income including noncontrolling interest in subsidiaries	58,193	38,520	51	43,073	35
Less: Net income attributable to the noncontrolling interest in subsidiaries	2,420	200	1,110	2,663	(9)
Net Income	$55,773	$38,320	46%	$40,410	38%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and Diluted	$0.54	$0.37	46%	$0.39	38%
Weighted-average shares outstanding
Basic and diluted	100,417	100,684		100,347
Dividends declared per share	$0.24	$0.24		$0.24
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $2.0 million, $1.2 million and $1.5 million available to unvested restricted shares for the quarterly periods ended Sept. 30, 2012, Sept. 30, 2011 and June 30, 2012, respectively, was excluded from the computation of earnings per share.

Federated Reports Q3 2012 Earnings	Page 6 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended		% Change
	Sept. 30, 2012	Sept. 30, 2011
Revenue
Investment advisory fees, net	$464,020	$448,115	4%
Administrative service fees, net	168,157	163,527	3
Other service fees, net	66,084	65,136	1
Other, net	2,620	1,930	36
Total Revenue	700,881	678,708	3

Operating Expenses
Compensation and related	194,411	184,819	5
Distribution	188,168	176,930	6
Systems and communications	19,615	17,131	15
Office and occupancy	18,479	18,436	0
Professional service fees	12,376	44,171	(72)
Advertising and promotional	9,802	9,889	(1)
Travel and related	9,000	8,501	6
Intangible asset related	1,642	6,672	(75)
Other	17,988	16,565	9
Total Operating Expenses	471,481	483,114	(2)
Operating Income	229,400	195,594	17

Nonoperating Income (Expenses)
Investment income, net	9,325	3,721	151
Debt expense	(10,935)	(13,187)	(17)
Other, net	(195)	(192)	2
Total Nonoperating Expenses, net	(1,805)	(9,658)	(81)
Income before income taxes	227,595	185,936	22
Income tax provision	81,922	69,477	18
Net income including noncontrolling interest in subsidiaries	145,673	116,459	25
Less: Net income attributable to the noncontrolling interest in subsidiaries	7,165	2,495	187
Net Income	$138,508	$113,964	22%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and Diluted	$1.33	$1.09	22%
Weighted-average shares outstanding
Basic	100,292	100,725
Diluted	100,292	100,756
Dividends declared per share	$0.72	$0.72
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $5.0 million and $3.7 million available to unvested restricted shares for the nine months ended Sept. 30, 2012 and Sept. 30, 2011, respectively, was excluded from the computation of earnings per share.

Federated Reports Q3 2012 Earnings	Page 7 of 11

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2012	Dec. 31, 2011
Assets
Cash and other investments	$367,777	$322,317
Other current assets	46,282	44,194
Intangible assets, net and goodwill	725,268	720,926
Other long-term assets	65,659	63,419
Total Assets	$1,204,986	$1,150,856

Liabilities and Equity
Current liabilities	$166,270	$178,486
Long-term debt	286,875	318,750
Other long-term liabilities	128,362	110,437
Equity excluding treasury stock	1,393,607	1,315,664
Treasury stock	(770,128)	(772,481)
Total Liabilities and Equity	$1,204,986	$1,150,856

Federated Reports Q3 2012 Earnings	Page 8 of 11

Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Equity Funds
Beginning assets	$22,671	$23,612	$22,678	$21,930	$22,626
Sales	1,454	1,529	2,434	4,806	5,448
Redemptions	(1,527)	(1,797)	(1,966)	(5,511)	(5,690)
Net (redemptions) sales	(73)	(268)	468	(705)	(242)
Net exchanges	(14)	3	(40)	(23)	(44)
Acquisition-related	190	0	463	190	463
Market gains and losses/reinvestments[1]	884	(676)	(3,429)	2,266	(2,663)
Ending assets	$23,658	$22,671	$20,140	$23,658	$20,140

Equity Separate Accounts[2]
Beginning assets	$10,550	$10,505	$8,702	$8,957	$8,176
Sales[3]	1,062	836	723	3,359	1,988
Redemptions[3]	(503)	(697)	(631)	(1,686)	(1,981)
Net sales[3]	559	139	92	1,673	7
Net exchanges	0	(9)	7	(9)	28
Market gains and losses/reinvestments[1]	588	(85)	(970)	1,076	(380)
Ending assets	$11,697	$10,550	$7,831	$11,697	$7,831

Total Equity[2]
Beginning assets	$33,221	$34,117	$31,380	$30,887	$30,802
Sales[3]	2,516	2,365	3,157	8,165	7,436
Redemptions[3]	(2,030)	(2,494)	(2,597)	(7,197)	(7,671)
Net sales (redemptions)[3]	486	(129)	560	968	(235)
Net exchanges	(14)	(6)	(33)	(32)	(16)
Acquisition-related	190	0	463	190	463
Market gains and losses/reinvestments[1]	1,472	(761)	(4,399)	3,342	(3,043)
Ending assets	$35,355	$33,221	$27,971	$35,355	$27,971

Fixed-Income Funds
Beginning assets	$39,494	$38,526	$34,874	$37,241	$31,933
Sales	5,120	5,636	4,049	15,578	13,294
Redemptions	(3,770)	(3,639)	(3,707)	(11,396)	(12,427)
Net sales	1,350	1,997	342	4,182	867
Net exchanges	(92)	(1,510)	29	(1,661)	1,835
Acquisition-related	144	0	132	144	132
Market gains and losses/reinvestments[1]	651	481	243	1,641	853
Ending assets	$41,547	$39,494	$35,620	$41,547	$35,620

Fixed-Income Separate Accounts[2]
Beginning assets	$9,474	$7,695	$7,544	$7,573	$8,772
Sales[3]	309	624	198	1,153	1,283
Redemptions[3]	(202)	(521)	(469)	(1,003)	(1,248)
Net sales (redemptions)[3]	107	103	(271)	150	35
Net exchanges	1	1,592	0	1,593	(1,807)
Market gains and losses/reinvestments[1]	260	84	(10)	526	263
Ending assets	$9,842	$9,474	$7,263	$9,842	$7,263

Total Fixed Income[2]
Beginning assets	$48,968	$46,221	$42,418	$44,814	$40,705
Sales[3]	5,429	6,260	4,247	16,731	14,577
Redemptions[3]	(3,972)	(4,160)	(4,176)	(12,399)	(13,675)
Net sales[3]	1,457	2,100	71	4,332	902
Net exchanges	(91)	82	29	(68)	28
Acquisition-related	144	0	132	144	132
Market gains and losses/reinvestments[1]	911	565	233	2,167	1,116
Ending assets	$51,389	$48,968	$42,883	$51,389	$42,883
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3) For certain accounts, Sales, Redemptions or Net sales (redemptions) are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.

Federated Reports Q3 2012 Earnings	Page 9 of 11

Changes in Liquidation Portfolios
(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Liquidation Portfolios[1]
Beginning assets	$8,124	$8,583	$9,964	$8,856	$10,708
Sales[2]	0	0	0	0	2
Redemptions[2]	(406)	(458)	(820)	(1,137)	(1,565)
Net redemptions[2]	(406)	(458)	(820)	(1,137)	(1,563)
Market gains and losses/reinvestments[3]	0	(1)	0	(1)	(1)
Ending Assets	$7,718	$8,124	$9,144	$7,718	$9,144
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.
2) Sales, Redemptions or Net redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q3 2012 Earnings	Page 10 of 11

MANAGED ASSETS (in millions)	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011
By Asset Class
Equity	$35,355	$33,221	$34,117	$30,887	$27,971
Fixed-income	51,389	48,968	46,221	44,814	42,883
Money market	269,622	265,548	274,704	285,140	271,653
Liquidation portfolios[1]	7,718	8,124	8,583	8,856	9,144
Total Managed Assets	$364,084	$355,861	$363,625	$369,697	$351,651
By Product Type
Funds:
Equity	$23,658	$22,671	$23,612	$21,930	$20,140
Fixed-income	41,547	39,494	38,526	37,241	35,620
Money market	244,826	238,610	245,232	255,857	245,293
Total Fund Assets	$310,031	$300,775	$307,370	$315,028	$301,053
Separate Accounts:
Equity	$11,697	$10,550	$10,505	$8,957	$7,831
Fixed-income	9,842	9,474	7,695	7,573	7,263
Money market	24,796	26,938	29,472	29,283	26,360
Total Separate Accounts	$46,335	$46,962	$47,672	$45,813	$41,454
Total Liquidation Portfolios[1]	$7,718	$8,124	$8,583	$8,856	$9,144
Total Managed Assets	$364,084	$355,861	$363,625	$369,697	$351,651

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011
By Asset Class
Equity	$34,158	$32,993	$32,827	$29,965	$29,699
Fixed-income	50,195	47,747	45,792	43,980	43,001
Money market	268,573	271,507	282,801	275,295	266,756
Liquidation portfolios[1]	7,948	8,353	8,703	9,030	9,309
Total Avg. Assets	$360,874	$360,600	$370,123	$358,270	$348,765
By Product Type
Funds:
Equity	$23,133	$22,642	$23,075	$21,451	$21,491
Fixed-income	40,579	38,901	38,128	36,546	35,478
Money market	243,111	243,454	251,825	249,324	239,406
Total Avg. Fund Assets	$306,823	$304,997	$313,028	$307,321	$296,375
Separate Accounts:
Equity	$11,025	$10,351	$9,752	$8,514	$8,208
Fixed-income	9,616	8,846	7,664	7,434	7,523
Money market	25,462	28,053	30,976	25,971	27,350
Total Avg. Separate Accounts	$46,103	$47,250	$48,392	$41,919	$43,081
Total Avg. Liquidation Portfolios[1]	$7,948	$8,353	$8,703	$9,030	$9,309
Total Avg. Managed Assets	$360,874	$360,600	$370,123	$358,270	$348,765
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.

Federated Reports Q3 2012 Earnings	Page 11 of 11

AVERAGE MANAGED ASSETS	Nine Months Ended
(in millions)	Sept. 30, 2012	Sept. 30, 2011
By Asset Class
Equity	$33,326	$30,758
Fixed-income	47,912	42,105
Money market	274,293	270,236
Liquidation portfolios[1]	8,334	9,994
Total Avg. Assets	$363,865	$353,093
By Product Type
Funds:
Equity	$22,950	$22,277
Fixed-income	39,203	33,759
Money market	246,130	239,807
Total Avg. Fund Assets	$308,283	$295,843
Separate Accounts:
Equity	$10,376	$8,481
Fixed-income	8,709	8,346
Money market	28,163	30,429
Total Avg. Separate Accounts	$47,248	$47,256
Total Avg. Liquidation Portfolios[1]	$8,334	$9,994
Total Avg. Managed Assets	$363,865	$353,093
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.